UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 16, 2011

AQUILEX HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-166853	02-0795750
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 Peachtree Rd, N.E. Suite 2100, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 869-6677

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 16, 2011, Aquilex Holdings LLC (the “Company”) issued a press release regarding its reaching an agreement with certain lenders for $15 million in second-lien secured debt financing; its entry into forbearance agreements with certain of its existing secured lenders and senior noteholders regarding existing and expected future defaults under its senior secured credit agreement and senior notes and its expectations regarding a potential restructuring of the Company’s existing indebtedness, including the expected exchange of its outstanding senior notes for common equity of the Company pursuant to an out-of-court restructuring or a voluntary filing under Chapter 11 of the U.S. Bankruptcy Code. A copy of the press release announcing these developments is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated November 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquilex Holdings LLC

By:	/s/ Jay W. Ferguson
Name:	Jay W. Ferguson
Title:	Senior Vice President and Chief Financial Officer

Date: November 16, 2011